EXHIBIT 4.4
                                                                     -----------

                                 AMENDMENT NO. 2
                      WEBSTER BANK EMPLOYEE INVESTMENT PLAN

                           CERTIFICATE OF CHAIRMAN AND
                           CHIEF EXECUTIVE OFFICER OF
                                  WEBSTER BANK
                                  ------------

                  The undersigned, James C. Smith, acting as the Chairman and Chief Executive Officer of WEBSTER BANK, does hereby undertake the following actions on behalf of Webster Bank:

                              W I T N E S S E T H:

                  WHEREAS, the Bank maintains the Webster Bank Employee Investment Plan (the "401(k) Plan") for the benefit of the employees of the Bank and certain of its affiliated entities; and

                  WHEREAS, the terms of the trust agreement between the Bank and the trustee of the 401(k) Plan are set forth in Article VII of the 401(k) Plan; and

                  WHEREAS, Section 7.11(b) of the 401(k) Plan permits the Bank to remove the trustee on thirty (30) days prior written notice, unless a shorter notice is agreed to by the Bank and the trustee; and

                  WHEREAS, Section 8.1(a) of the 401(k) Plan permits the Bank to amend the trust agreement between the Bank and the trustee; and

                  WHEREAS, it is desirable that PW Trust Company be removed as the trustee of the 401(k) Plan, and that Riggs Bank N.A. be appointed as the successor trustee of the 401(k) Plan.

                  NOW, THEREFORE, BE IT

                  RESOLVED: That the Bank remove, and it hereby does remove, PW Trust Company as the trustee of the 401(k) Plan, effective as of June 1, 2002; and further

                  RESOLVED: That the Bank appoint, and it hereby does appoint, Riggs Bank N.A. as the successor trustee of the 401(k) Plan, effective as of June 1, 2002; and further

                  RESOLVED: That Section 10(b), Section 10(c) and Section 10(d) of the adoption agreement for the 401(k) Plan are amended to read as follows:

         b. [X]   Corporate Trustee

                  Name:             Riggs Bank N.A.
                                    ---------------

                  Address:          ___________________________

                                    ___________________________

                  Telephone:        ___________________________

                  AND, the corporate Trustee shall serve as:

                  1. [X] a directed (nondiscretionary) Trustee over all Plan assets except for the following:

                     -----------------------------------------------------------
                  2. [ ] a discretionary Trustee over all Plan assets except for the following:

                     -----------------------------------------------------------

         AND, shall a separate trust agreement be used with this Plan?

         c. [X]   Yes
         d. [ ]   No

         NOTE: If Yes is selected, an executed copy of the trust agreement between the Trustee and the Employer must be attached to this Plan. The Plan and trust agreement will be read and construed together. The responsibilities, rights and powers of the trustee shall be those specified in the trust agreement.

                  and further

         RESOLVED: That the Trust Agreement between the Bank and Riggs Bank N.A., in the form attached hereto, be and hereby is approved and adopted as the trust agreement for the 401(k) Plan, together with such modifications as in the opinion of counsel for the Bank are necessary or desirable to effectuate the intention thereof and to comply with the requirements of the Internal Revenue Code of 1986, as amended (the "Code") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and further

         RESOLVED: That the Chairman or any other officer designated by him be, and each of them hereby is, authorized and empowered for and on behalf of the Bank to execute the Trust Agreement between the Bank and Riggs Bank N.A. and to take any and all other actions which may be necessary or desirable to effectuate the intention of the foregoing resolutions.

                  Dated at Waterbury, Connecticut this 10th day of May, 2002.



                                         /s/ James C. Smith
                                         ---------------------------------------
                                         James C. Smith
                                         Chairman and Chief Executive Officer

                                 TRUST AGREEMENT

                                     BETWEEN

                                  WEBSTER BANK

                                       AND

                                 RIGGS BANK N.A.

                                     TRUSTEE

         This Trust Agreement, hereinafter referred to as the "Agreement", is made as of the date appearing at the end hereof but effective for all purposes as of June 1, 2002, between Webster Bank hereinafter referred to as the "Employer", and Riggs Bank N.A., a national banking association organized and existing under the laws of the United States and having its principal office and place of business in Washington, D.C., hereinafter referred to as the "Trustee".

                               W I T N E S S E T H
                               -------------------

         WHEREAS, the Employer has adopted Webster Bank Employee Investment Plan, hereinafter referred to as the "Plan", for the benefit of eligible employees and alternate payees and beneficiaries of deceased eligible employees, hereinafter referred to as "Participants"; and

         WHEREAS, the Plan provides that the assets thereof be held, IN TRUST, by a trustee, subject to the provisions of a trust agreement to be entered into between the Employer and a trustee or trustees;

         WHEREAS, the Employer and its designated agent have entered into a DCXchange Brokerage Agreement with PFPC Distributors, Inc., providing for daily trading of certain assets of a trust to be established under the Plan;

         WHEREAS, the Employer wishes to appoint the Trustee to hold and administer the Plan assets subject to the DCXchange Brokerage Agreement and other assets as agreed upon, as a directed trustee pursuant to the terms of this Trust Agreement, and the Trustee is willing to serve in such capacity;

         NOW THEREFORE, the Employer and the Trustee agree as follows:

         1. Fund.
            ----

         The Employer hereby appoints the Trustee to serve as Trustee for the assets of the Plan subject to the DCXchange Brokerage Agreement and other assets as agreed to by the Trustee, and establishes with the Trustee a trust account or accounts consisting of such sums of money and such other property acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee pursuant to this Agreement. All such money and property, all investments made therewith and proceeds thereof and all earnings and profits thereon, less any payments or distributions made by the Trustee pursuant to the terms of this Agreement, are referred to herein as the "Fund".

         2. Contributions and Distributions.
            -------------------------------

(a) The Employer shall make contributions to the Fund pursuant to the terms of the Plan in such manner as agreed to by the Trustee. The Trustee shall have no duty to determine or to enforce payment of any contribution due under the Plan or any responsibility for the adequacy of the funding policy adopted by the Employer to meet and discharge liabilities under the Plan.

         (b) The Trustee shall make such payments and distributions as directed in writing by the Employer. Such written direction of the Employer shall be deemed a certification that such payments and distributions comply with the terms of the Plan and the Employee Retirement Income Security Act of 1974 as now in effect or as it may hereafter be amended (hereinafter referred to as "ERISA"), and (except as provided in Section 20 of the Agreement), the Trustee shall have no duty to verify that such payments and distributions comply with the provisions of the Plan and applicable law.

         3. Investments.
            -----------

         (a) The Employer by written direction to the Trustee shall designate the investment options to be offered to the Participants and an agent (the "Agent"), who shall be authorized to determine the allocation of available moneys for investment among such investment options and initiate transactions for such investment. The Trustee shall have no duty to question any action or direction of the Employer or its Agent or any failure to give directions, or to review the securities which are held pursuant to the Employer's directions, or to make any suggestions to the Employer on the investment and reinvestment of, or disposing of, such assets. The Trustee shall not have any liability or responsibility for any loss to or depreciation of such assets because of the purchase, retention or sale of assets in accordance with the Employer's direction.

         (b) If authorized by the Employer, the Trustee may invest available cash balances with itself so that the cash balances may be credited with interest paid in accordance with the Trustee's usual procedures. However, nothing herein shall confer any authority or obligation upon the Trustee to invest or reinvest such cash balances under an Employer's control until the Trustee receives directions acceptable to the Trustee from the Employer.

         (c) The transactions directed by the Employer shall be made upon such terms and conditions and from or through such principals and agents, including the Agent, as the Employer shall direct, provided that no transaction shall be executed through the facilities of the Trustee without its consent.

         (d) The Trustee shall execute any instruments necessary or appropriate to enable the Trustee to carry out its powers hereunder. The Employer shall give all directions to the Trustee in writing, signed by its authorized officer, the Agent or any other such person or persons designated in writing by the Employer, provided that the Trustee may accept oral directions for purchases or sales from such designated person or persons subject to confirmation in writing. The Trustee is authorized to act and rely upon any document delivered to it by facsimile transmission as if such documents were originals, provided that the Trustee may request that the original document be subsequently delivered to it by mail.


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


         (e) The Trustee shall not be liable for and the Employer will indemnify and hold harmless the Trustee (and any employee of the Trustee) of and from all liability or expense (including reasonable counsel fees) because of (1) any investment action taken or omitted by the Trustee in good faith in accordance with any direction of the Employer or any investment inaction in the absence of directions from the Employer, or (2) any investment action taken in good faith by the Trustee pursuant to an order to purchase or sell securities placed by the Employer directly to a broker or dealer.

         (f) The Trustee shall not be liable for any losses to the Fund resulting from the disposition of any investment received from the Employer. Until receipt of any written notice of the Employer pertaining to employer investments, the Trustee shall be fully protected in relying upon the latest prior written notice of the Employer received by it.

         4. Insurance Policies and Contracts. Unless the Plan is part of a profit sharing and/or 401(k) plan which does not provide for annuities as an optional form of benefit payment, the Employer may direct the Trustee to enter into a contract or contracts or an agreement or agreements with one or more legal reserve life insurance companies for the purchase of retirement income and retirement annuity contracts (or policies), five-year renewable term life insurance, one-year renewable term life insurance or other form of life insurance or other benefits, on an individual or group basis, in such manner and in such form as the Employer may deem appropriate. Such retirement annuities and other benefits may be purchased under one or more deposit administration type group annuity contracts. In giving instructions concerning policies and insurance contracts, the Employer shall give the Trustee written instructions acceptable to the Trustee which shall include the name of the Participant, the type of policy to be purchased, the amount of the premium or funds to be forwarded, and the name of the insurance company. The Trustee shall not be obligated to take any action on any policy or contract except upon Employer written instructions acceptable to the Trustee and shall not be liable for its acts in following the Employer's directions. The Employer shall give instructions when requested to do so by the Trustee for any action the Trustee must take as the contract holder or owner of a policy or insurance contract. If the insurer denies liability under its policies or contracts, the Trustee shall be under no obligation to bring an action unless the Employer so instructs and has indemnified the Trustee to its satisfaction for all anticipated costs, expenses and attorneys' fees. The Trustee is not a guarantor of any amounts due or payable to a participant or beneficiary under any insurance contract. Notwithstanding anything herein to the contrary, if the Plan is part of a profit sharing and/or 401(k) plan which does not provide for annuities as an optional form of benefit payment, the provisions of this paragraph shall neither apply nor be enforceable.

         5. Insurance Investment Contracts. The Employer or its agent may direct the Trustee to invest all or a portion of the Fund in contacts issued by insurance companies, including but not limited to contracts under which the insurance company holds Fund assets in a separate account or commingled separate account managed by the insurance company. Notwithstanding any provisions of such contract, the Trustee's responsibilities shall be limited solely to receiving and forwarding monies and other properties to and from the insurance company as the Employer directs. The Employer shall assume all other duties, responsibilities, rights, or obligations under the contract not expressly assumed by the insurance company for the management, control, or administration of such assets. The Trustee may rely upon statements made by any insurance company as they affect the Trustee's duties hereunder. The Trustee shall not be liable or responsible for the acts or omissions of any insurance company for the portion of the Fund over which the insurance company has control.

         6. Investment Powers. The Trustee shall have the following powers and authority in the administration of the Trust; provided, however, that such powers and authority shall be exercised by the Trustee only upon the receipt of direction from the Employer or its Agent:

         (a) To invest and reinvest the Fund free from any limitations imposed by state law on investments of trust funds and without distinction between income and principal in any property, real or personal, including, but not limited to the following: common and preferred stocks (including stock of the Employer, or any associated, affiliated or subsidiary company of the Employer, to the extent permitted by ERISA); governmental obligations; equipment trust certificates; participation certificates; investment companies or trusts; collateral trust notes; savings and time deposits (including any deposit bearing a reasonable rate of interest that a bank or similar financial institution named in this Agreement makes in itself or an affiliate); mutual funds including open-end investment companies registered under the Investment Company Act of 1940 to which Trustee or an affiliate provides investment advisory, investment management or other similar services for a fee; commercial paper including participation in variable amount notes of borrowers of prime credit; leasebacks; mortgages and other interests in realty; corporate bond, debentures, notes, and other evidences of indebtedness, secured or unsecured (including bonds, debentures or notes, whether secured or unsecured, of the Employer or any associated, affiliated or subsidiary company of the Employer, to the extent permitted by ERISA); non-income producing securities or property; options; and participation in any group or common trust funds held or maintained by the Trustee for commingling assets of participating trusts and exempt from Federal Income tax including, but not limited to, any group or common trust fund which is qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986 as amended or any successor provisions thereto, the instrument of trust creating any such qualified group or common trust fund, to the extent of the Fund's equitable share thereof, being deemed adopted hereby.

         (b) To vote in person or by proxy, general or special, any securities held in the Fund; to exercise conversion privileges, subscription rights or other options; to participate in reorganizations or other changes in property rights.

         (c) To hold property hereunder in bearer from or to hold such property in its own name or the name of its nominee, to combine certificates representing investments hereunder with certificates of the same issue the Trustee holds in other fiduciary capacities, to hold securities in definitive form on a segregated or non-segregated basis or with a correspondent bank or depository (including The Depository Trust Company (New York)) on a segregated or nonsegregated basis with such correspondent bank or depository empowered to hold registrable securities in its nominee, to hold obligations of the United States government and agencies thereof on a book entry basis at the appropriate Federal Reserve bank; provided that the books and records of the Trustee shall at all times show that all such property and securities are held hereunder, and the Trustee shall not hold any property or securities hereunder in the same account as any individual property of the Trustee.

         (d) To enter into contracts for or to make commitments either alone or in company with others to purchase or sell at any future date any property acquired for the Fund or which it may be authorized to acquire under this Agreement.

         (e) To retain, to exchange for any other property, to sell from time to time in any manner (public or private), to convey or transfer any property held in the Fund, and at any time, to divide, subdivide, partition, mortgage, improve, alter, remodel, repair, and develop in any manner any property, real or personal, to lease all or part of such property for any period of time, without regard to the duration of the Trust, and to grant options to buy or lease any such property, without regard to restrictions and without the approval of any court.

         (f) To delegate to a property manager or the holder or holders of a majority interest in any real property or mortgage on real property at any time constituting the Fund, the management and operation of any interest in such real property or mortgage and the authority to sell such real property or mortgage or otherwise carry out the decisions of such property manager or holder or holders of such majority interest.

         (g) To enforce by suit or otherwise, or to waive its rights on behalf of the Fund, and to defend claims asserted against it or the Fund; to compromise, adjust and settle any and all claims against or for the Fund.

         (h) To borrow money from any source as may be necessary or advisable to effectuate the purposes of the Fund.

         (i) To organize corporations under the laws of any state for the purpose of acquiring or holding title to any property for the Fund.

         (j) To employ and pay suitable agents and counsel, provide that the Trustee is reimbursed for such expenses by the Employer.

         (k) To do all other acts that the Employer may deem necessary or proper to carry out any of the foregoing powers or otherwise in the best interests of the Fund.

         7. Income Collection and Payments on Instructions. The Trustee shall collect the income from the Fund and shall make payments from the Fund in such amounts and in such manner as the Employer may direct from time to time in writing; but the obligation of the Trustee to make payments hereunder shall not be for an amount in excess of the realizable value of the Fund at the time, and such directions need not specify the application to be made of such payments.

         8. Trustee's Records and Statements. The Trustee shall keep accurate and detailed records of all transactions hereunder, and all its accounts, books and records relating thereto shall be open at all reasonable time to the inspection of the Employer or its agents. The Trustee shall furnish its usual reports of cash transactions and statements of assets and such other reports as the Employer and the Trustee mutually agree.

         9. Reports and Collective Fund Valuation.
            -------------------------------------

         (a) Within 90 days after the close of the Plan's fiscal year or such other period as the Employer and Trustee may agree and within 90 days after either the resignation or the removal of the Trustee as provided herein, the Trustee shall file with the Employer a written account setting forth all investments receipts, disbursements and other transactions effected by it during such fiscal year or during the period from the close of the last fiscal year to the date of such resignation or removal.

         (b) Whenever the Fund hold units of any group of common trust fund, and the Trustee must value the Fund, the Trustee may use the most recently available unit value determined in accordance with the rules and regulations pertaining to each group or common trust fund.

         (c) If the Trustee shall be required to value the assets of any portion of the Fund under the direction of the Employer, the Trustee may rely for all purposes of this Agreement on any valuation which the Employer furnishes to the Trustee.

         10. Certifications, Instructions and Indemnification.
             ------------------------------------------------

         (a) Any action of the Employer pursuant to any of the provisions of this Agreement shall be evidenced by a copy of a resolution of the Board of Directors of the Employer, certified by the Secretary or an Assistant Secretary of the Board of Directors and the Trustee shall be fully protected in relying upon such resolutions so certified to it as actions of the Employer. If the Employer designates a committee or administrator to perform duties with respect to the Plan involving contact with the Trustee, the Employer shall promptly certify to the Trustee from time to time the name or names of all members of such committee or of the administrator together with specimen signatures, and for all purposes hereunder the Trustee shall be entitled to rely upon such certificates as evidence of the identity and authority of the committee or administrator to act for the Employer. In the absence of any written notification of change, the Trustee may assume that the committee or administrator is the same as last reported to the Trustee. Any communication to the Trustee by the committee or the administrator shall be in writing and shall be signed by a majority of the committee or the administrator or by such person as may be designated in writing by the committee or administrator to sign on its behalf. The Trustee shall not be liable and the employer shall indemnify and hold harmless the Trustee of and from any liability or expense (including Trustee reasonable counsel's fees) because of any disbursement of any part of the Fund made by the Trustee in good faith at the direction of the Employer, the committee or the administrator or any action taken or omitted in accordance with directions of the Employer, the committee, or the administrator.

         (b) The Employer shall indemnify and save the Trustee (and any employee of the Trustee) harmless from and against any liability, cost or other expense, including but not limited to the payment of reasonable attorneys' fees, that the Trustee may incur in connection whether direct or indirect) with this Agreement or the Plan unless such liability, cost or other expense arises from the Trustee's own negligence or willful misconduct. The Employer recognizes that a burden of litigation may be imposed upon the Trustee as a result of some act or transaction which it has no responsibility or over which it has no control under this Agreement. Therefore, the Employer agrees to indemnify and hold harmless and, if requested, defend the Trustee (and any employee of the Trustee) from any expenses (including reasonable counsel fees, liabilities, claims, damages, actions, suits or other charges) incurred by the Trustee (or its employees) in defending against any such litigation, unless the Trustee is determined in such litigation to have acted with negligence or willful misconduct.

         11. Expenses and Compensation. All expenses of the Trustee relating to the acquisition, servicing, and disposition of investments constituting part of the Fund, and all taxes of any kind whatsoever that may be assessed under existing or future laws against the Fund or the income thereof shall be charged to the Fund. All other expenses incurred by the Trustee in the administration of this Agreement, including fees for legal services rendered to the Trustee (whether or not rendered in connection with a judicial or administrative proceeding and whether or not incurred while it is acting as Trustee), such compensation to the Trustee as may be agreed upon from time to time between the Trustee and the Employer, and all other proper charges and disbursements of the Trustee, shall be paid from the Fund unless paid by the Employer. Anything in the preceding sentences to the contrary notwithstanding, the Employer shall reimburse the Trustee for any such expenses incurred by it if for any reason such expenses cannot be paid out of the Fund or, if paid by the Fund, are subsequently required to be restored to the Fund or to the Plan. Nothing in this
Section 11 shall be deemed to prevent the Fund from bearing any management fees and expenses that may be charged on any investment made in or through a group or common trust fund, an insurance company, an investment company or any other medium for group investment. To the extent that the Fund is invested in mutual funds to which Trustee or an affiliate provides investment advisory and other services, Trustee or any affiliate may receive fees from the mutual funds for such services.

         12. Removal and Resignation.
             -----------------------

         (a) Resignation or removal of the Trustee will not terminate the Trust. In the event of any vacancy in the position of Trustee, whether by the resignation or removal of the Trustee, the Employer will appoint a successor trustee and such appointment will become effective upon the acceptance of its office by the successor trustee. If the Employer does not appoint such a successor within 60 days after notice of resignation or removal is given, the Trustee may apply to a court of competent jurisdiction for such appointment. Each successor Trustee so appointed and accepting a Trusteeship hereunder will have all rights and powers and all of the duties and obligations of the original trustee under the provisions hereof.

         (b) The Employer may remove the Trustee at any time upon sixty (60) days notice in writing to the Trustee unless the Trustee agrees to a shorter period. The Trustee may resign at any time upon sixty (60) days notice in writing to the Employer unless the Employer agrees to a shorter period. Upon such removal or resignation of the Trustee, the Employer shall appoint a successor trustee and, upon the successor trustee's acceptance of such appointment, the Trustee shall assign, transfer and pay over to such successor trustee the funds and properties under its control, or if the Employer establishes an alternative funding medium, the Trustee shall assign, transfer and pay over the funds and properties under its control as the Employer directs. The Trustee is authorized, however, to reserve such amounts it may deem advisable for payments of fees and expenses for the settlement of its account or otherwise, and any balance of such reserve remaining after the payment of such fees and expenses shall be paid as the Employer directs.

         (c) No trustee will be liable or responsible for anything done or omitted to be done in the administration of the fund before it became Trustee or after it ceases to be Trustee.

         13. Amendment. The Employer and the Trustee may amend this Agreement at any time by a written agreement between them; provided, however, that no such amendment shall make it possible for any part of the corpus or income of the Fund to be used for or diverted to purposes other than the exclusive benefit of Participants.

         14. Termination. The Employer reserves the right at any time to terminate this Agreement upon sixty (60) days notice to the Trustee unless the Trustee agrees to a shorter period. In the event of such termination of this Agreement (or of the Plan under which it was established), the Trustee shall continue to administer the Fund as herein provided until all of the purposes for which it has been established have been accomplished or dispose of the Fund after the payment or other provision for all expenses incurred in the administration and termination of the Trust (including any compensation to which the Trustee may be entitled), all in accordance with the written order of the Employer or any successor thereto. Until the final distribution of such Fund, the Trustee, and the Employer shall continue to have and exercise all of the powers and discretions conferred upon them by this Agreement.

         15. Successor Employer and Merger or Consolidation of Trustee. The term "Employer" shall include its successor in business, and the term "Trustee" shall apply to any trustee or trustees acting hereunder, whether signatory hereto or subsequently designated by the Employer. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization, or consolidation to which the Trustee may be a party, or any corporation to which all or substantially all of the trust business of the Trustee may be transferred shall be the successor of the Trustee hereunder without the execution or filing of any instrument or the performance of any further act.

         16. Return of Contributions. Contributions are conditional on initial qualification of the Plan under Section 401(a), of the Internal Revenue Code of 1986, and if the Plan and Trust do not so qualify, the Trustee may return such contribution to the Employer upon the Employer's written direction within one year after the date of denial of qualification. Contributions are conditioned upon deductibility under Section 404 of the Internal Revenue Code of 1986 and to the extent such deduction are disallowed, or are made by a mistake of fact, the Trustee may return said contribution (to the extent disallowed or to the extent made by mistake of fact) to the Employer upon the Employer's written direction. In making returns of contributions upon the Employer's direction, the Trustee may accept such direction as the Employer's warranty that such payment is provided for in the Plan and complies with both the provisions of the Plan and with the provisions of this paragraph, and the Trustee need make no further investigation.

         17. Law Governing. This agreement shall be administered, construed and enforced according to the laws of the District of Columbia and applicable Federal law.

         18. Exclusive Benefit of Participants. Except in the case of a Qualified Domestic Relations Order as defined in Section 414(p) of the Internal Revenue Code of 1986, as amended, it shall be impossible at any time prior to the satisfaction of all liabilities to the Participants for any part of the Fund, other than such part as is required to pay taxes, administrative expenses or refund contributions as provided elsewhere herein, to be use for, or diverted to , purposes other than the exclusive benefit of the Participants.

         19. Non-alienation of Benefits. Except in the case of a Qualified Domestic Relations Order as defined in Section 414(p) of the Internal Revenue Code of 1986, as amended, no rights or claims to any of the monies or other assets of the Fund shall be assignable, nor shall such rights or claims be subject to garnishment, attachment, execution or levy of any kind; and any attempt to transfer, assign or pledge the same shall not be recognized by the Trustee.

         20. Distribution. Notwithstanding any other provisions of this Agreement, the Trustee may condition its delivery, transfer or distribution of any assets upon the Trustee's receiving assurances satisfactory to it that the approval of appropriate governmental or other authorities has been secured and that all notice and other procedures required by applicable law have been complied with.

         21. Trustee not Liable for Duties not Assigned Herein. The duties of the Trustee to the Plan are limited to those assumed by the Trustee by the terms of this Agreement. The Trustee shall not be deemed by virtue hereof to be the Administrator or Sponsor of the Plan, and shall not be responsible for filing reports, returns or disclosures with any government agent except as may be required of the Trustee under applicable law or regulation.

         22. Separability. If any provision of this Agreement is found, held or deemed to be void, unlawful or unenforceable under any applicable statute or other controlling law, the remainder of this Agreement shall continue in full force and effect.

         23. Dealing with the Trustee. No person dealing with the Trustee will be obliged to see to the application of any property paid or delivered to the Trustee or to inquire into the expediency or propriety of any transaction or the Trustee's authority to consummate the same, except as may specifically be required of such person under ERISA.

         24. Payment by Mail. If any check in payment of a benefit hereunder, which had been mailed by regular U.S. mail to the last address of the payee is returned undelivered, the Trustee shall so notify the Employer and shall discontinue further payments to such payee until it receives further instructions from the Employer. The Trustee shall have no duty to locate participants.

         25. Signature Authority and Conformity with Plan. The person executing this agreement on behalf of the Employer certifies thereby that he or she is duly authorized by the Employer consistent with the terms of the Plan to do so. The Employer, by executing this Agreement, certifies that the Plan has been duly adopted, that the provisions hereof are consistent with the terms of the Plan, that all conditions and limitations in the Plan which would limit the actions of the Trustee are expressly contained herein, and that the Employer will promptly notify the Trustee of any amendments made to the Plan.

         IN WITNESS WHEREOF, the parties hereto have caused the respective duly authorized officers to execute this Agreement in duplicate and affix their corporate seals hereto this 29th day of May, 2002.
                            ----        ---

ATTEST:                                         Employer

/s/ Harriet M. Wolfe                            BY:  Renee P. Seefried
---------------------------                         ----------------------------
Harriet Munrett Wolfe                           Title: Executive Vice President
Senior Vice President,
General Counsel & Secretary

ATTEST:                                         Riggs Bank N.A., Trustee

/s/ Ayanna Fowlkes                              BY:  Richard H. Deuber
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